SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: March 18, 2003
                                         --------------
                        (Date of earliest event reported)



                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
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             (Exact name of registrant as specified in its charter)


         MINNESOTA                        000-19621              41-1454591
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(State or other jurisdiction of          Commission           (I.R.S. Employer
incorporation or organization)            File No.           Identification No.)


         7400 EXCELSIOR BOULEVARD
         MINNEAPOLIS, MN                                         55426-4517
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(Address of principal executive offices)


                                 (952) 930-9000
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              (Registrant's telephone number, including area code)

Item 5.    Other Events.
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         On March 11, 2003, Appliance Recycling Centers of America, Inc. issued a press release announcing that its previously reported net loss of $0.24 per diluted share for the fourth quarter of 2002 ended December 28 was incorrectly calculated. The Company's actual net loss for this period was $0.31 per diluted share. As a result of this change, the Company's net income for 2002 is $0.11 per diluted share, not the previously reported $.10 per diluted share. A copy of the press release is attached as an exhibit to this filing on Form 8-K.


Item 7(c). Exhibits.
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99         Press Release dated March 11, 2003, announcing its corrected net loss for 2002 fourth quarter.


Date: March 18, 2003                /s/ Linda Koenig
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                                    Linda Koenig, Vice President of Finance